CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the Litfunding Corp., Employment Agreement with Stephen
D. King, of our report dated May 12, 2004, with respect to our audit of the financial statements of Litfunding Corp. included in its Annual Report on Form 10-KSB as of December 31, 2003 and for the year then ended, filed with the Securities and Exchange Commission.




 /s/ EPSTEIN, WEBER & CONOVER, P.L.C.
Scottsdale, Arizona
October 8, 2004